                                                                     EXHIBIT 1.1


--------------------------------------------------------------------------------
KONGZHONG CORPORATION               (KONGZHONG CORPORATION LETTERHEAD)
(Nasdaq : KONG)                     33/F, Tengda Plaza, No. 168 Xiwai Street,
                                    Haidian District
                                    Beijing 100044, China
                                    Tel: (86-10)8857-6000  Fax: (86-10)8857-5900
                                    Http://www.kongzhong.com
--------------------------------------------------------------------------------

                     KONGZHONG SCHEDULES CONFERENCE CALL FOR
                           2005 FORTH QUARTER EARNINGS

Beijing, February 7, 2006 - KongZhong Corporation (Nasdaq : KONG), a leading provider of advanced second generation (2.5G) wireless value-added services in China, plans to release its 2005 forth quarter financial results after the US financial markets close on February 27, 2006. The Company will host a conference call at 8:00 pm (EST) to discuss the results.

                                   (Speakers)
                 Yunfan Zhou, Chairman & Chief Executive Officer
                              Nick Yang, President
                         JP Gan, Chief Financial Officer

HONG KONG TIME:          FEBRUARY 28, 2006, TUESDAY, 9:00 AM
EASTERN TIME:            FEBRUARY 27, 2006, MONDAY, 8:00 PM
PACIFIC TIME:            FEBRUARY 27, 2006, MONDAY, 5:00 PM

CONFERENCE CALL ACCESS NUMBERS:
China Toll Free Number:  10-800-130-0399
Hong Kong Toll Number:  852-3002-1672
USA Toll Free Number:  866-770-7125
PASSCODE:  40975647

REPLAY ACCESS NUMBERS (FOR 8 DAYS):
USA Toll Free Number:    888-286-8010
PASSCODE:                66101415

WEBCAST:
http://ir.kongzhong.com/overview.htm

For information, please contact:
JP Gan of KongZhong Corporation
Tel:     +86 10 8857 6000
Fax:     +86 10 8857 5891
Email:   ir@kongzhong.com










4